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                      SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.



                                   FORM 8-K



                                CURRENT REPORT



                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934





                                 December 17, 1998
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                         CET ENVIRONMENTAL SERVICES, INC.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



      California                   1-13852               33-0285964
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State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number



                7670 South Vaughn Court, Englewood, Colorado  80112
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          Address of Principal Executive Offices, Including Zip Code




                                (303) 708-1360
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               Registrant's Telephone Number, Including Area Code









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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On December 17, 1998, CET Environmental Services, Inc. (the "Company") sold all of the stock of Water Quality Management Corporation ("WQM"), a wholly-owned subsidiary, to AquaSource Services and Technologies, Inc., a subsidiary of AquaSource, Inc., pursuant to the terms of a Stock Purchase Agreement (the "Agreement"). The Company sold this subsidiary for $12,500,000 of which $11,250,000 was paid in cash at the time of closing. The Company will receive, within 90 days after the closing date, the remaining $1,250,000 which amount shall be adjusted by the net working capital or working capital deficit as of December 1, 1998, as determined under the terms of the Agreement.

     WQM is engaged in the operation and maintenance of municipal and industrial water and wastewater treatment facilities. The Company acquired this subsidiary in August 1997. H20 Construction and Maintenance, Inc. ("H20") is a wholly-owned subsidiary of WQM acquired in January 1998. H20 is engaged in the construction, operation and maintennace of water and wastewater treatment, collection and distribution facilities. H20 provides services to both public and private sector clients.

     As a result of the sale of its WQM subsidiary, the Company is no longer engaged in water and wastewater treatment operations. The Company will continue its environmental remediation, industrial services and government programs business.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (b) PRO FORMA FINANCIAL INFORMATION. The pro forma financial information will be filed by amendment.

     (c)  EXHIBITS.  The following exhibits are filed herewith:

EXHIBIT
NUMBER     DESCRIPTION                      LOCATION
-------    -----------                      --------

10.1       Stock Purchase Agreement         Filed herewith electronically
           with AquaSource Services
           and Technologies, Inc.


                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   CET ENVIRONMENTAL SERVICES, INC.



Dated: January 4, 1999             By:/s/ Steven H. Davis
                                      Steven H. Davis, President







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